            		 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                     		TO BE HELD ON MAY 11, 1995

March 22, 1995

Dear Dow Stockholder:

The Annual Meeting of Stockholders of The Dow Chemical Company will be held on Thursday, May 11, 1995, at 2 p.m. at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan.

Stockholders will vote upon the following matters either by proxy or in person:

1.  Election of five Directors.

2. Ratification of the selection of Deloitte & Touche LLP as Dow's independent auditors for 1995.

3. Transaction of any other business that may properly come before the meeting.

Your vote on the business to be considered at this meeting is important, regardless of the number of shares you own. Please complete, sign and date the enclosed proxy voting form and mail it promptly in the enclosed envelope to make sure that your shares will be represented. If your form is not returned, your shares may not be voted.

The Board of Directors has set the close of business on March 13, 1995, as the record date for determining stockholders entitled to receive notice of the meeting and any adjournment and to vote. A list of stockholders entitled to vote shall be open to any stockholder for any purpose relevant to the meeting for ten days before the meeting, from 8:30 a.m. to 5 p.m., at my office at 2030 Dow Center, Midland, Michigan.

Seating is limited, so the Board has established the rule that only stockholders may attend or up to three people holding proxies for any one stockholder or account (in addition to those named as Board proxies on the printed proxy forms). Proxy holders are asked to present their credentials to one of my representatives in the lobby before the meeting begins.

You will need a validated ticket of admission for the meeting. Stockholders will receive a ticket as part of their proxy material. Stockholders of record and participants in the Dividend Reinvestment Plan, the Dow Salaried Employees' Savings Plan and the Dow Hourly Employees' Savings Plan only need to check the box on the proxy form to validate their preprinted ticket and to indicate they will attend . Other stockholders holding their stock in nominee name or beneficially will receive a ticket with their proxy material and need to take no further action. Questions may be directed to my office at (517) 636-2780.

Hearing amplification devices will be available for the meeting and may be obtained prior to entering the meeting.

                                  						/s/ Donna J. Roberts
                                  						Donna J. Roberts
                                  						Secretary

                     			       INTRODUCTION

This proxy statement and proxy form are being sent to all stockholders of The Dow Chemical Company ("Dow" or the "Company") as of the close of business on March 13, 1995, the record date for the Annual Meeting of Stockholders to be held on May 11, 1995.

In the following pages, you will find information on your Board of Directors, the candidates for election and continuing Directors, and one resolution to be voted upon at the Annual Meeting of Stockholders or any adjournment of that meeting. The background information in this proxy statement has been supplied to you at the request of the Board of Directors to help you decide how to vote.

Voting Your Shares by Proxy Form

You are encouraged to use the proxy form to cast your votes. Your shares will be voted if the proxy is properly signed, dated and received prior to May 11, 1995, the date of the Annual Meeting. If no specific choices are made by you, as explained on your proxy form, the shares represented by your executed proxy form will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before its use at the meeting by sending a written revocation, by sending a proxy bearing a later date, or by attending the meeting and voting in person.

The Company has a confidential voting policy that respects the right of each stockholder to vote upon matters free from coercion and retaliation and requires that the proxies and ballots of all stockholders be kept confidential from the Company's management and Board unless disclosure is requested by the stockholders, unless disclosure is necessary to meet legal requirements or to assert or defend claims, or during a contested solicitation or election. It further provides that employees may confidentially vote their shares of Company stock held by the Company pension plans, and requires the appointment of independent tabulators and inspectors of election.

Shares Outstanding

At the close of business on the record date, March 13, 1995, there were 276,648,384 shares of Dow common stock and 1,546,186 shares of Series A ESOP Convertible Preferred Stock outstanding and entitled to vote. Each share of common stock is entitled to one vote. Preferred stockholders will vote with the holders of common stock as one class and are entitled to the same number of votes as the shares of Dow common stock into which the ESOP stock could be converted, according to a fixed formula based on the market price of common stock for five consecutive trading days ending on and including the record date. Each share of ESOP stock this year converts to 1.331 votes.

Proxies on Behalf of the Board

The enclosed proxy is being solicited by the Board of Directors to provide an opportunity to vote on agenda items to all stockholders of record, whether or not they are able to attend the Annual Meeting. Proxies on behalf of the Board may be solicited in person, by mail, by telephone or by electronic communication by Dow officers and employees. They will not be specially compensated for their services in this regard. Dow has retained Georgeson & Co. to aid in the solicitation of stockholders, primarily brokers, banks and other institutional investors, for an estimated fee of $20,000. Arrangements have been made with brokerage houses, nominees and other custodians and fiduciaries to send materials to their principals and their reasonable expenses will be reimbursed on request. The cost of solicitation will be borne by the Company.

             		THE BOARD OF DIRECTORS AND ITS COMMITTEES

The ultimate authority to manage the business of The Dow Chemical Company rests with the Board of Directors. The Board appoints the Company's officers, assigns responsibilities for management of the Company's operations to them and reviews their performance.

In the past year, one Director has retired from the Board. Joseph G. Temple, Jr., served as a Director from 1979 until August 1, 1994. Mr. Temple was, at the time of his retirement, Vice Chairman of the Board of Directors of Marion Merrell Dow Inc. ("MMD"). He had previously served as Chairman of the MMD Board from 1989-93 and as Chief Executive Officer of MMD from 1989-91. He had also earlier been Chairman, President and CEO of Merrell Dow Pharmaceuticals Inc.; Executive Vice President of Dow; and President of Dow Latin America. The Company and his colleagues on the Dow Board will greatly miss the advice and experience of Mr. Temple.

There were seven Board meetings in 1994. Fourteen of the Directors attended 100 percent of the Board meetings and all the Directors attended the last Annual Meeting of Stockholders. The Company is required to report whether any Director attended fewer than 75 percent of the sum of the total number of Board meetings and the total number of Board committee meetings that each respective Director was eligible to attend during the past year. Ten Directors attended 100 percent of the total number of meetings they were eligible to attend. Due to illness and travel schedules, Mr. Lyons missed two Board meetings and two meetings each of the Board committees on which he serves.

Board committees perform many important functions.  The responsibilities of
each committee are stated in the Bylaws.   The Board, upon the recommendation
of the Committee on Directors, elects members to each committee and has the power to change the responsibilities assigned to any committee or the committee membership. A brief description of the current standing Board committees follows, with memberships listed as of March 13, 1995:

Executive Committee: Exercises the powers of the Board to manage the Company between meetings of the Board. Thirteen meetings in 1994. Members: F. P. Popoff (Chairman), E. C. Falla, E. J. Sosa and W. S. Stavropoulos.

Audit Committee: Recommends a firm of independent auditors to be appointed by the Board, subject to ratification by the stockholders. Reviews the Company's annual consolidated financial statements. Consults separately with the independent auditors, the Corporate Auditor and the Controller with regard to the adequacy of internal controls. Reviews with the independent auditors the proposed plan of audit and the results. Five meetings in 1994.
Members:  B. H. Franklin (Chairman), H. T. Shapiro and P. G. Stern.

Committee on Directors: Studies the size and makeup of the Board and its committees and recommends candidates for Board and committee membership. Three meetings in 1994. Members: W. D. Davis (Chairman), F. P. Popoff, H.
T. Shapiro, W. S. Stavropoulos and P. G. Stern.

Compensation Committee: Establishes salaries, bonuses and other compensation for Dow Directors and officers and for certain other managerial and professional personnel. Administers the Company's award and option plans. Eight meetings in 1994. Members: H. T. Shapiro (Chairman), W. D. Davis,
B. H. Franklin and P. G. Stern.

Environment, Health and Safety Committee: Has the authority and responsibility to assess all aspects of the Company's environment, health and safety policies and performance, and to make recommendations to the Board and management with regard to promoting and maintaining superior standards of performance. Seven meetings in 1994. Members: W. J. Neely (Chairman),
J. K. Barton, A. J. Butler, D. T. Buzzelli, F. P. Corson, M. L. Dow and E. J. Sosa.

Finance Committee: Reviews Dow's financial affairs and makes recommendations to the Board concerning financial matters. Seven meetings in 1994. Members:
E. C. Falla (Chairman), A. J. Butler, J. L. Downey, F. W. Lyons, Jr., F. P. Popoff, E. J. Sosa and W. S. Stavropoulos.

Investment Policy Committee: Establishes investment policy and reviews the performance of funds invested for The Dow Chemical Company Employees' Retirement Plan. Helps establish investment policies for other funds and entities connected with the Company. Five meetings in 1994. Members:
M. L. Dow (Chairman), A. J. Butler, F. P. Corson, J. L. Downey, E. C. Falla and P. G. Stern.

Public Interest Committee: Assesses aspects of Dow's business decisions to determine their social impact and makes recommendations to the Board and management regarding the most socially desirable alternatives. Recommends to the Board an annual budget for charitable contributions. Three meetings in 1994. Members: D. T. Buzzelli (Chairman), J. K. Barton, F. P. Corson, W. D. Davis, M. L. Dow, J. L. Downey, B. H. Franklin, F. W. Lyons, Jr., W. J. Neely, H. T. Shapiro and W. S. Stavropoulos.

                       				Agenda Item 1

                			     BOARD OF DIRECTORS
           	CANDIDATES FOR ELECTION AND CONTINUING DIRECTORS

The Dow Board of Directors is divided into three classes. Each class, as described in the chart below, serves a term of three years. The terms of the Directors in each class expire at the Annual Meeting in the year listed on the chart.

   Class III Directors      Class I Directors         Class II Directors
   ___________________      _________________         __________________
	   1995                   1996                       1997

   Enrique C. Falla         Jacqueline K. Barton      Andrew J. Butler
   Fred W. Lyons, Jr.       David T. Buzzelli         Fred P. Corson
   Frank P. Popoff          Joseph L. Downey          Willie D. Davis
   Enrique J. Sosa          Barbara Hackman Franklin  Michael L. Dow
   William S. Stavropoulos  William J. Neely          Paul G. Stern
			                         Harold T. Shapiro

In accordance with the recommendation of the Committee on Directors, the Board of Directors has nominated Enrique C. Falla, Fred W. Lyons, Jr.,
Frank P. Popoff, Enrique J. Sosa and William S. Stavropoulos for election as Directors in Class III to serve three-year terms to expire at the Annual Meeting in 1998 and until their successors are elected and qualified.

Each nominee is currently serving as a Director and each has consented to serve for the new term. The election of Directors requires a plurality of the votes actually cast. The Board of Directors recommends a vote FOR the election of all of these nominees as Directors. You may withhold your vote for a particular candidate by writing that person's name in the space provided on your voting form.

As explained on the accompanying proxy, it is the intention of the persons named as proxies to vote in favor of the candidates nominated by the Board. If something should happen prior to the Annual Meeting making it impossible for one or more of the candidates to serve, votes will be cast in the best judgment of the persons authorized as proxies. Information in the biographies that follow is current as of March 13, 1995.

CANDIDATES FOR ELECTION

Photo 1

Enrique C. Falla, 55, Dow Executive Vice President and Chief Financial Officer. Director since 1985.

Employee of Dow since 1967. Commercial Vice President of Dow Latin America 1979-80. President of Dow Latin America 1980-84. Dow Financial Vice President 1984-91. Treasurer 1986-87. Chief Financial Officer 1987 to date. Executive Vice President 1991 to date. Director of Dow Corning Corporation,* Marion Merrell Dow Inc.,* Kmart Corporation and the University of Miami. Mr. Falla is a cousin of Mr. Sosa's wife.

[FN]
*A number of Company entities are referred to in the biographies and are defined as follows. (Some of these entities have had various names over the years and the names and relationships to the Company, unless otherwise indicated, are stated as they existed as of March 13, 1995.) Dow Corning Corporation, a corporation 50 percent-owned by Dow; DowElanco, a general partnership 60 percent-owned by Dow; Destec Energy, Inc. and Marion Merrell Dow Inc., both majority-owned subsidiaries of Dow; DowBrands Inc., Dow Chemical Pacific Limited, Dow Chemical Canada, Inc., Dow Europe S.A. and Essex Specialty Products, Inc., all wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Photo 2

Fred W. Lyons, Jr., 59, Chairman of the Board and Chief Executive Officer, Marion Merrell Dow Inc.* Director since 1991.

Employed by Marion Laboratories, Inc. in 1970 as Vice President and General Manager. Senior Vice President and President of the Pharmaceutical Division 1972-74. Director 1972-89. Executive Vice President 1974-76. Chief Operating Officer 1976-77. President 1977-89. Chief Executive Officer 1984-89. President of Marion Merrell Dow Inc.* 1989-93. Chief Executive Officer of Marion Merrell Dow Inc.* 1992 to date and Chairman of the Board January 1, 1994 to date. Director of Marion Merrell Dow Inc.* 1989 to date. Board of Directors of the Federal Reserve Bank of Kansas City 1985-91, three years as Chairman. Director of Project HOPE, Pharmaceutical Research and Manufacturers of America, and American Royal Association. Trustee of Midwest Research Institute. Member of the Civic Council of Kansas City.

Photo 3

Frank P. Popoff, 59, Chairman of the Dow Board of Directors and Chief Executive Officer. Director since 1982.

Employee of Dow since 1959. Executive Vice President of Dow Europe S.A.* 1980-81. President of Dow Europe S.A.* 1981-85. Dow Executive Vice President 1985-87. President and Chief Operating Officer 1987. President 1987-93. Chief Executive Officer 1987 to date. Chairman of the Board December 1992 to date. Director of Dow Corning Corporation,* Marion Merrell Dow Inc.* and DowElanco.* Director of American Express Company, U S WEST, Inc. and Chemical Financial Corporation. Serves on the Policy Committee of The Business Roundtable, The Business Council and The Conference Board. Member of the American Chemical Society, the National LEAD Council and the Michigan Business Partnership.

Photo 4

Enrique J. Sosa, 54, Dow Senior Vice President and President of Dow North America. Director since 1990.

Employee of Dow since 1964. Director of Marketing for the Plastics Department 1980-82. General Manager of Dow Brazil 1982-84. President of Dow Brazil 1984-85. Commercial Vice President for Specialty Chemicals 1985-87. Group Vice President for Chemicals and Performance Products 1987-90.
Director of Corporate Product Department 1990-93. President of Dow North America 1993 to date. Dow Vice President 1990-91. Senior Vice President 1991 to date. Director of Destec Energy, Inc.* and Dow Corning Corporation.* Director of the National Association of Manufacturers and National Action Council for Minorities in Engineering, Inc. Member, Board of Trustees, Northwood University, and Executive Committee, Michigan First, Inc. Mr. Sosa's wife is a cousin of Mr. Falla.

[FN]
*A number of Company entities are referred to in the biographies and are defined as follows. (Some of these entities have had various names over the years and the names and relationships to the Company, unless otherwise indicated, are stated as they existed as of March 13, 1995.) Dow Corning Corporation, a corporation 50 percent-owned by Dow; DowElanco, a general partnership 60 percent-owned by Dow; Destec Energy, Inc. and Marion Merrell Dow Inc., both majority-owned subsidiaries of Dow; DowBrands Inc., Dow Chemical Pacific Limited, Dow Chemical Canada, Inc., Dow Europe S.A. and Essex Specialty Products, Inc., all wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Photo 5

William S. Stavropoulos, 55, Dow President and Chief Operating Officer. Director since 1990.

Employee of Dow since 1967. President of Dow Latin America 1984-85. Commercial Vice President for Dow U.S.A., Basics and Hydrocarbons 1985-87. Group Vice President for Plastics and Hydrocarbons 1987-90. Chairman of Essex Specialty Products, Inc.* 1988-92. President of Dow U.S.A. 1990-93. Dow Vice President 1990-91. Senior Vice President 1991-93. Dow President and Chief Operating Officer 1993 to date. Director of Dow Corning Corporation* and Marion Merrell Dow Inc.* Chairman of the Board of the American Plastics Council. Board member of the Chemical Manufacturers Association, Citizens Research Council, U.S. Council for International Business, and Midland Community Center. Member of the Society of Chemical Industry, American Chemical Society, University of Notre Dame Science Advisory Council and Joint Automotive Suppliers Governmental Action Council. Director of Chemical Financial Corporation and Chemical Bank and Trust Company.

CONTINUING DIRECTORS

Photo 6

Jacqueline K. Barton, 42, Professor of Chemistry, California Institute of Technology. Director since 1993.

Assistant Professor of Chemistry and Biochemistry, Hunter College, City University of New York 1980-82. Columbia University: Assistant Professor 1983-85, Associate Professor 1985-86, Professor of Chemistry and Biological Sciences 1986-89. Professor of Chemistry, California Institute of Technology 1989 to date. Named a Research Fellow of the Alfred P. Sloan Foundation 1984 and MacArthur Foundation Fellow 1991. Recipient of the Columbia University Medal of Excellence 1992, American Chemical Society ("ACS") Garvan Medal 1992, Mayor of New York's Award in Science and Technology 1988, ACS Award in Pure Chemistry 1988 and the Alan T. Waterman Award of the National Science Foundation ("NSF") 1985. Member of the American Academy of Arts and Sciences and the Gilead Sciences Scientific Advisory Board. Director of Cortech, Inc.

Photo 7

Andrew J. Butler, 60, Dow Senior Consultant.  Director since 1984.

Employee of Dow since 1963. Vice President of Dow Europe S.A.* 1974-77. General Manager of Dow Middle East/Africa 1977-80. President of Dow Chemical Pacific Limited* 1980-83. Commercial Vice President of Dow Chemical U.S.A. 1983-85. Dow Vice President 1986-91. President of Dow Europe S.A.* 1985-93. Dow Senior Vice President 1991-94.

Photo 8

David T. Buzzelli, 53, Dow Vice President and Corporate Director of Environment, Health & Safety, Public Affairs and Information Systems. Director since 1993.

Employee of Dow since 1965. Manager of Agricultural Products, Health and Environmental Services, Michigan Division 1980-84. Director of Government and Public Affairs 1984-86. Vice President of Dow Chemical U.S.A. 1984-86. Chairman, President and CEO of Dow Chemical Canada, Inc.* 1986-90. Vice President 1990 to date. Corporate Director of Environment, Health and Safety 1990 to date. Corporate Director of Public Affairs 1993 to date. Management responsibility for Information Systems 1994 to date. Director of Dow Corning Corporation.* Co-Chairman of the President's Council on Sustainable Development. Member of The Conference Board Council on Environmental Affairs, Chairman of The Keystone Center Board of Trustees, Board of Directors of Global Tomorrow Coalition, World Resources Institute Advisory Board and the Midland Community Center Board of Trustees.
[FN]
*A number of Company entities are referred to in the biographies and are defined as follows. (Some of these entities have had various names over the years and the names and relationships to the Company, unless otherwise indicated, are stated as they existed as of March 13, 1995.) Dow Corning Corporation, a corporation 50 percent-owned by Dow; DowElanco, a general partnership 60 percent-owned by Dow; Destec Energy, Inc. and Marion Merrell Dow Inc., both majority-owned subsidiaries of Dow; DowBrands Inc., Dow Chemical Pacific Limited, Dow Chemical Canada, Inc., Dow Europe S.A. and Essex Specialty Products, Inc., all wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Photo 9

Fred P. Corson, 53, Dow Vice President and Director of Research and Development. Director since 1994.

Employee of Dow since 1967. Director of Research and Development for Dow Latin America 1980-83 and Dow U.S.A. Plastics Department 1983-87. General Manager of Engineering Thermoplastics Department 1985-87. Vice President of Research and Development, Dow U.S.A. Plastics 1987-90. Director of Research and Development 1990 to date. Vice President 1991 to date. Director of the Council of Chemical Research, the Industrial Research Institute and Michigan Molecular Institute. Member, Board on Chemical Sciences and Technology of the National Research Council; Committee on Chemistry and Public Affairs of the American Chemical Society; and the Alumni and Industrial Advisory Council for the Department of Chemistry, University of Michigan.

Photo 10

Willie D. Davis, 60, President and Chief Executive Officer of All Pro Broadcasting, Inc. Director since 1988.

President and Chief Executive Officer of All Pro Broadcasting, Inc., a Los Angeles broadcasting company, 1976 to date. Director of Wicor, Inc.; Sara Lee Corporation; Alliance Bank; MGM/UA Grand Company; Kmart Corporation; Johnson Controls Inc.; L.A. Gear Inc.; Rally's Hamburgers Inc.; and the Strong Funds. Trustee of the University of Chicago, Occidental College and Marquette University. Member of the Grambling College Foundation and the Ewing Marion Kauffman Center for Entrepreneurial Leadership Development Committee.

Photo 11

Michael L. Dow, 60, Chairman and Chief Executive Officer of General Aviation, Inc., Lansing, Michigan. Director since 1988.

Founder of General Aviation, Inc., Lansing, Michigan, 1965.  Owner of Michael
L. Dow Associates. Director of Chemical Financial Corporation and Chemical Bank and Trust Company, both of Midland, Michigan. Director of Sparrow Hospital, Lansing, Michigan. Trustee and Treasurer of The Herbert H. and Grace A. Dow Foundation. Director of the Michigan State University Foundation.

Photo 12

Joseph L. Downey, 58, Dow Senior Consultant. Chairman of DowBrands Inc.* and Chairman of DowElanco.* Director since 1989.

Employee of Dow since 1961. Vice President Dow Chemical U.S.A. 1983-86. Dow Vice President 1985-91. President of Dow Consumer Products Inc.* 1986-88. Chairman of the Board of DowBrands Inc.* 1988 to date. Chairman of the Board of DowElanco* 1989 to date. Dow Senior Vice President 1991-94.

[FN]
*A number of Company entities are referred to in the biographies and are defined as follows. (Some of these entities have had various names over the years and the names and relationships to the Company, unless otherwise indicated, are stated as they existed as of March 13, 1995.) Dow Corning Corporation, a corporation 50 percent-owned by Dow; DowElanco, a general partnership 60 percent-owned by Dow; Destec Energy, Inc. and Marion Merrell Dow Inc., both majority-owned subsidiaries of Dow; DowBrands Inc., Dow Chemical Pacific Limited, Dow Chemical Canada, Inc., Dow Europe S.A. and Essex Specialty Products, Inc., all wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

Photo 13

Barbara Hackman Franklin, 54, President and CEO, Barbara Franklin
Enterprises, and Former U.S. Secretary of Commerce. Director 1980-92 and 1993 to date.

U.S. Consumer Product Safety Commission 1973-79, Vice Chairman 1973-74 and 1977-78. Wharton School of the University of Pennsylvania, Senior Fellow 1979-89, Director of the Government and Business Program 1980-88. President and CEO, Franklin Associates 1984-92. U.S. Secretary of Commerce 1992-93. President and CEO, Barbara Franklin Enterprises 1995 to date. Alternate Representative to 44th United Nations General Assembly 1989-90. President's Advisory Committee for Trade Policy and Negotiations 1982-86 and 1989-92. AICPA Board of Directors 1979-86, Auditing Standards Board Planning Committee 1989-92. Advisor to U.S. Comptroller General 1984-92 and 1995 to date. Director of Aetna Life & Casualty Company and AMP Incorporated.

Photo 14

William J. Neely, 63, Dow Senior Consultant.  Director since 1988.

Employee of Dow since 1952. Manufacturing Manager for Texas Division 1978-80. General Manager Louisiana Division 1980-83. Executive Vice President and Director of Operations, Dow Europe S.A.* 1983-87. Corporate Director of Manufacturing and Engineering 1988-92. Dow Vice President 1988-93.

Photo 15

Harold T. Shapiro, 59, President of Princeton University.  Director since
1985.

President of The University of Michigan 1980-87. President of Princeton University 1988 to date. Presidential Appointment to the Council of Advisors on Science and Technology 1990-92. Member of the Institute of Medicine and the American Philosophical Society. Fellow of the American Academy of Arts and Sciences. Trustee of the Alfred P. Sloan Foundation.

Photo 16

Paul G. Stern, 56, Special Partner at Forstmann Little & Co.  Director since
1992.

Special Partner at Forstmann Little & Co. 1994 to date. Visiting Professor at the Wharton School of the University of Pennsylvania. Northern Telecom Limited Director 1988-93, Vice Chairman and Chief Executive Officer 1989-90, Chief Executive Officer 1990-93, Chairman of the Board 1990-93. President, Unisys Corporation (formerly Burroughs Corporation) 1982-87. Director of Gulfstream Aerospace Corporation, LTV Corporation, Whirlpool Corporation and General Instrument Corporation. Serves on the White House National Security Telecommunication Advisory Committee. Member of The National Alliance of Business, The Hudson Institute, the Committee for Economic Development Board and the Executive Council on Foreign Diplomats Board. Board member of the University of Pennsylvania/s School of Engineering and Applied Science and The Wharton School, Lauder Institute, and the Institute for Advanced Study at Princeton. Treasurer, John F. Kennedy Center for the Performing Arts, Washington, D.C.

[FN]
*A number of Company entities are referred to in the biographies and are defined as follows. (Some of these entities have had various names over the years and the names and relationships to the Company, unless otherwise indicated, are stated as they existed as of March 13, 1995.) Dow Corning Corporation, a corporation 50 percent-owned by Dow; DowElanco, a general partnership 60 percent-owned by Dow; Destec Energy, Inc. and Marion Merrell Dow Inc., both majority-owned subsidiaries of Dow; DowBrands Inc., Dow Chemical Pacific Limited, Dow Chemical Canada, Inc., Dow Europe S.A. and Essex Specialty Products, Inc., all wholly owned subsidiaries of Dow. Ownership by Dow described above may be either direct or indirect.

                       			     Agenda Item 2

              		     RATIFICATION OF THE APPOINTMENT
              		       OF THE INDEPENDENT AUDITORS

RESOLVED, THAT THE APPOINTMENT BY THE BOARD OF DIRECTORS OF DELOITTE & TOUCHE LLP TO AUDIT THE 1995 CONSOLIDATED FINANCIAL STATEMENTS OF THE DOW CHEMICAL COMPANY AND ITS SUBSIDIARIES IS HEREBY RATIFIED.

The Bylaws provide that the Board's selection of auditors must be presented for shareholder ratification or rejection at the Annual Meeting. The Audit Committee has recommended and the Board has, subject to your ratification, appointed Deloitte & Touche LLP (the "Firm") to audit and report on the consolidated financial statements of Dow and its subsidiaries for 1995. Deloitte & Touche LLP has audited Dow's financial statements for more than 75 years and served as its independent auditors for 1994. The Firm has offices or affiliates at or near most of the locations where Dow operates in the United States and other countries. Deloitte & Touche LLP regularly rotates its Dow lead audit partner.

Before making its recommendation for appointment, the Audit Committee carefully considers the qualifications of candidates for independent auditors. For Deloitte & Touche LLP, this has included a review of its performance in prior years, as well as its reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with Deloitte & Touche LLP. In February 1995, Deloitte & Touche LLP advised the Committee that it believes all litigation against the Firm can fairly be characterized as incidental to the practice of the accounting profession and that resolution of its cases will not affect its ability to serve as independent auditors for the Company. The Audit Committee has concluded that the ability of Deloitte & Touche LLP to perform services for the Company is not adversely affected by such litigation.

Representatives of Deloitte & Touche LLP will attend the Annual Meeting and may make a statement if they wish. They will be available to answer your questions at the meeting.

Audit services performed by Deloitte & Touche LLP for the year ended December 31, 1994, included the audit of the consolidated financial statements of the Company and its subsidiaries, the separate audits of the financial statements of certain subsidiary companies and employee benefit plans where required by government regulations or agreement, as well as services related to filings with the Securities and Exchange Commission and consultation on matters related to accounting and financial reporting.

Approval of this proposal to ratify the appointment of Deloitte & Touche LLP requires a majority of votes actually cast on the matter. For purposes of determining the number of votes cast on the matter, only those cast "for" or "against" are included. Abstentions and broker non-votes are not included. If the resolution does not pass, the selection of independent auditors will be reconsidered by the Audit Committee and the Board. Because it is difficult and not cost effective to make any change in independent auditors so far into the year, the appointment of Deloitte & Touche LLP would probably be continued for 1995, unless the Audit Committee or the Board finds additional good reasons for making a change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO RATIFY ITS SELECTION OF DELOITTE & TOUCHE LLP AS DOW'S INDEPENDENT AUDITORS FOR 1995.

                   			   STOCKHOLDER RETURN

The charts below show cumulative total returns to stockholders of Dow for the five-year and the ten-year periods ending in 1994. They depict a hypothetical $100 investment on December 31 of the first year of the charts, and show the increased value of that investment over time until December 31 of the final year, with all dividends reinvested in stock. The Standard & Poor's 500 Stock Index and the Standard & Poor's Chemical Composite Index are shown in comparison.

The value of any stock over a period is affected by many factors, including the earnings of the company. The earnings of many companies, including Dow, tend to cycle over time with the general performance of the economy. Dow is also strongly affected by the fundamentals of supply and demand for certain products. During the period of 1987 to 1989, the chemical industry was in a period of short supply of many important products, which allowed high prices and margins. At this time, Dow set record earnings of $4.31 per share in 1987, and again in 1988 with $8.51 per share, followed by yet another record in 1989 of $9.20 per share.

The subsequent overbuilding by the industry and a general economic malaise in key world economies has led to lower prices and margins, as reflected in Dow's decline in earnings per share: in 1992, before cumulative effect of accounting change, $.99 per share; in 1993, $2.33 per share; and in 1994, $3.37 per share. The situation surrounding the petrochemical industry during the past five years is reflected in the performance of Dow stock in the five-year chart on the left. That chart begins at the peak of a cycle and concludes one year after a cyclical low.

The chart on the right compares the cumulative total return to holders of Dow common stock over the past ten years against the same indices, the S&P 500 and the S&P Chemical Composite Index. As clearly indicated, Dow stock performed better compared to the indices over a time period that does not start at a cyclical high point and end during a cyclical low point. The value of the Dow stock at the end of 1994, with all dividends reinvested, was 550 percent of the original $100 investment a decade earlier.

LEFT HAND CHART
                 	   FIVE YEAR
		             CUMULATIVE TOTAL RETURN


                   			    S&P
        DOW               CHEMICALS         S&P 500

1989    $100.00           $100.00           $100.00
1990    $ 70.05           $ 84.91           $ 96.89
1991    $ 83.31           $110.73           $126.42
1992    $ 92.81           $121.25           $136.05
1993    $ 96.38           $135.60           $149.76
1994    $118.69           $156.98           $151.74

                  			SOURCE:  ZACHS INVESTMENT RESEARCH

RIGHT HAND CHART
                   			   TEN YEAR
            		   CUMULATIVE TOTAL RETURN

                     			    S&P
       	DOW               CHEMICALS          S&P 500

1984    $100.00           $100.00            $100.00
1985    $157.02           $150.52            $131.73
1986    $231.83           $211.66            $156.32
1987    $365.32           $247.52            $164.53
1988    $366.99           $264.13            $191.86
1989    $464.68           $341.04            $252.66
1990    $325.51           $289.58            $244.80
1991    $387.12           $377.64            $319.39
1992    $431.26           $413.51            $343.73
1993    $447.82           $462.43            $378.38
1994    $551.53           $535.35            $383.37

                  			SOURCE:  ZACHS INVESTMENT RESEARCH

          		   COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, nonemployee Directors. According to the Company Bylaws, the Committee is responsible for establishing and administering compensation policies, plans and programs for Company officers. In fulfilling this responsibility, the Committee's policy is to provide a strong, direct link among stockholder value, Company and individual performance, and executive compensation, as well as to structure sound compensation programs that attract and retain highly qualified people.

At the end of each year, the Committee asks the Global Compensation and Benefits staff, in consultation with the Chief Executive Officer and the Vice President of Human Resources, to present a proposed compensation plan (together with supporting data and rationale) for each executive officer named in proxy statement compensation tables. After discussion with the Chief Executive Officer about the individual performance of the other executives toward their preestablished goals and their expected future contributions to the Company, individual compensation plans are established. The Committee meets alone with the Vice President of Human Resources to receive similar information on the Chief Executive Officer. The Committee continually reviews the performance of the CEO and other executive officers throughout the year, and has final responsibility for determining their compensation levels.

Dow's policy is to position executive compensation at the median levels of compensation among those companies with whom we compete for executive talent, with appropriate variation for individual and Company performance. The Committee continually compares executive compensation levels and performance with selected cross-industry groups of other multinational manufacturing companies of similar size. Note that this is a different group of companies than those in the graphs on page 9.

For 1994, compensation paid to the Company's executive officers qualified as fully deductible under applicable tax laws.

THREE COMPENSATION COMPONENTS

Compensation for all executive employees has three components: 1) base salary, 2) annual award (bonus), and 3) long-term incentives, each explained more fully below. The Committee evaluates base salaries in accordance with its policy of focusing on individual performance and competitive market conditions. The other two, annual awards and long-term incentives, are designed to increase motivation for implementing and achieving strategic business objectives. Compensation received from these two latter components is at risk rather than being assured, and is linked directly to business results.

1.  BASE SALARIES

Base salaries for all Dow employees - including the Company's top executives
- - are based on regularly scheduled comparisons to the competitive marketplace to assure equitable salary structures. Increases for the executives named in the proxy statement compensation tables depend on anticipated median increases in the external comparison group, individual contributions to Dow's corporate performance, and the executive's relative position in the compensation range of peers at Dow.

The base pay component of the Chief Executive Officer and other top executive officers is primarily based on, and is within, the median target range of the compensation surveys conducted by Dow. In addition, the Committee reviews their performance against preestablished annual goals. In 1994, the Chief Executive Officer established five goals and the Committee focused primarily on the goal to manage Dow's financial performance. Specifically, the Committee considered net income, earnings per share, and return on stockholders' equity. Thus, his 1994 base pay was increased to reflect both this performance and to maintain his base salary within the competitive range.

In general, the Committee structures the Chief Executive Officer's pay so that no more than 35 percent of total compensation is base pay and the rest
- - more than 65 percent - is variable or performance-dependent pay. Because so much is at risk, his compensation can vary considerably from year to year, which the Committee believes is consistent with stockholders' interests.

It should be noted that both Andrew J. Butler and Joseph L. Downey relinquished line management responsibilities as part of the Company's deceleration policy. Pursuant to that policy, Mr. Butler received 90 percent of the combined bonus and base salary compensation in 1994, which is recorded solely in the base salary column of the Compensation Table. Mr. Downey maintained his line responsibility until June so his salary was prorated to reflect that portion of the year he was a line manager, and the remainder of the year that he served as a senior consultant. Both remain employees of the Company.

2.  ANNUAL AWARDS (BONUSES)

In 1994, Dow Stockholders passed a proposal to adopt the Executive Performance Plan (the "Plan") to reconfigure the annual bonus program for the

Company's executive officers in order to serve the dual objectives of providing maximum incentive value, while preserving the Company's federal income tax deductions under the 1993 changes to the Internal Revenue Code. The purpose of this Plan is to recognize and reward on an annual basis the individual and team performance of executive officers of The Dow Chemical Company toward the overall productivity of the Company. The Plan covered six people in 1994.

The Plan sets a minimum performance goal of $700 million of Net Income as defined in the Plan. If that performance level is achieved, then up to 0.2 percent of Net Income is available to the Compensation Committee for each executive officer from which to make his or her Executive Performance Award for that year's service. The Committee also evaluates performance based on additional preestablished performance factors, including Company performance by such measures as earnings per common share, the achievement of measurable individual performance objectives established by the Committee in advance, and competitive pay practices. Negative discretion may be used by the Committee to reduce the potential maximum award. Awards may be made in the form of cash, deferred stock, dividend units or any combination, at the election of the awardee.

The Compensation Committee determined that the Net Income goal was achieved in 1994. They also noted the following factors, each of which positively impacted total return to stockholders:

*   an 11 percent increase in sales from 1993;

*   an increase in earnings per share from $2.33 in 1993 to $3.37 in 1994;

* an increase in return on stockholders' equity of 3.5 points, to 11.4 percent in 1994; and

* the effective implementation of the global Chemicals and Plastics strategic direction, inaugurated in 1993.

In view of circumstances and the competitive environment, it is the Committee's judgment that the annual awards stated in the Summary
Compensation Tables are appropriate and reflect the proper use of negative discretion.

3.  LONG-TERM INCENTIVE COMPENSATION

Long-term incentive compensation is comprised of annual grants of stock-based awards, designed primarily to motivate executives to improve the long-term performance of Dow stock and the total return to stockholders. For example, when stock options are granted, the exercise price is the fair market value on the grant date. As a result, executives receive future gains from these options only to the extent the price of Dow stock increases. The Committee believes that this type of incentive compensation focuses management attention on long-term financial performance and growth for the Company.

Grants of stock awards are approved by the Compensation Committee after evaluating the contribution of each executive to the Company's long-term performance and the importance of his or her responsibilities within the organization. The Committee evaluated progress on: 1) development of the Company's vision, mission, philosophy and strategic plans; 2) development of an effective senior management team and provision of management succession; and 3) development of total quality management practices and a continuous improvement process. These factors are listed in order of relative importance.

In addition, the Committee considered the appropriate mix of short- and long-term compensation and competitive data from the compensation comparison groups (to maintain the desired median positioning, adjusted for the fact that the Company places a larger percentage of total executive compensation at risk than the other comparison companies). The award for the Chief Executive Officer was established using similar considerations.

Each year the Committee reviews the desirability of granting stock awards under the shareholder-approved 1988 Award and Option Plan. As a result of the recommendations from a 1993 Compensation Audit (discussed in this report last year), the level of stock options granted in 1994 was reduced from the 1993 level.

COMPENSATION COMMITTEE

     Harold T. Shapiro, Chairman
     Willie D. Davis
     Barbara Hackman Franklin
     Paul G. Stern

            		      SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of Dow common stock, Dow Series A ESOP Convertible Preferred ("Dow preferred") stock, Marion Merrell Dow Inc. ("MMD") common stock and Destec Energy, Inc. ("Destec") common stock. No Dow Director or officer holds preferred stock of Destec or rights to acquire Dow preferred, MMD preferred, or Destec common or preferred stock. The table reports ownership as of January 31, 1995. As of that date, Directors and officers and their immediate families as a group beneficially owned less than 0.3 percent of all Dow common stock outstanding and entitled to vote, and less than 0.1 percent of Dow Series A ESOP Convertible Preferred stock. No individual candidate or continuing Director and his or her immediate family beneficially own in excess of 1 percent of all outstanding Dow common stock. Neither the Company nor any of its Directors or officers is aware of any person who beneficially owns in excess of 5 percent of the total outstanding shares of Dow common stock.

                		Shares of Dow   Shares of Dow     Rights to Acquire   Shares of MMD   Shares of Destec
		                Common Stock    Preferred Stock   Beneficial          Common Stock    Common Stock
                		Beneficially    Beneficially      Ownership of        Beneficially    Beneficially
Name              Owned*          Owned*            Dow Common Stock**  Owned***        Owned
________________________________________________________________________________________________________
J.K. Barton        2,000.0
A.J. Butler       40,177.6 (a)                        210,079
D.T. Buzzelli     20,080.5          107.9             143,855
F.P. Corson        6,592.9 (a)      106.2             108,750
W.D. Davis         1,800.0
M.L. Dow         377,467.0 (a) (b)
J.L. Downey       24,282.2 (a)      107.9             187,000
E.C. Falla        60,919.1 (a)      107.9             282,500            1,000 (c) (f)    2,000
B.H. Franklin      2,125.0
F.W. Lyons, Jr.    1,500.0                                             354,842 (c) (e)
W.J. Neely        21,377.7         107.9               30,000            1,000
F.P. Popoff       92,640.3         107.9              782,000            6,000 (c) (f)
H.T. Shapiro       2,168.7
E.J. Sosa         27,716.5         107.9              263,727            1,000            2,000 (d)
W.S. Stavropoulos 33,287.3         107.9              323,725              820 (c) (f)
P.G. Stern         3,500.0 (a)
All Directors
and executive
officers as a
group            717,634.8         861.2            2,331,636           364,662           4,000
All Directors
and officers
as a group       806,070.5       1,260.8            2,880,865           365,662           4,000

________________________________________________________________________________
[FN]
* In addition to shares held in sole name, this column includes all shares held by the spouse and other members of the person's immediate family who share that household with the named person. This column also includes all shares held in trust for the benefit of the named party or group in The
    Dow Chemical Company Salaried Employees' Savings Plan. The named person may disclaim beneficial ownership of some or all of the shares listed.

** This column includes any shares that the party or group could acquire through April 1, 1995, by (a) exercise of an option granted by Dow, (b) distribution of shares under a Deferred Stock Agreement or (c) payment of any balance due under a subscription under The Dow Chemical Company 1994-95 Employees' Stock Purchase Plan.

***In addition to shares held in sole name, this column includes shares held in the Marion Merrell Dow Inc. Savings Plan Trust and all shares held by the spouse and other members of the person's immediate family who share that household with the named person. The named person may disclaim beneficial ownership of some or all of the shares listed.

(a) Messrs. Butler, Corson, Dow, Downey, Falla and Stern are all members of the Board's Investment Policy Committee, which shares investment and voting power over stock held in the Employees' Retirement Plan Trust ("ERP"). As of January 31, 1995, the ERP owned 2,353,785 shares of Dow common stock subject to investment or voting power by the Investment Policy Committee. The named individuals, and all other Directors and officers, disclaim beneficial ownership of Dow common stock owned by the ERP.

(b)  Mr. M. L. Dow is Treasurer and a trustee of The Herbert H. and Grace
     A. Dow Foundation, a charitable foundation, that owned 3,579,807 shares of Dow common stock as of January 31, 1995. He is also a trustee of the Alden and Vada Dow Fund, a charitable foundation, that owned 30,978 shares of Dow common stock as of January 31, 1995. The Vada B. Dow Charitable Unitrust, of which Mr. Dow serves as a trustee owned 321,000 shares as of the same date. Mr. Dow disclaims beneficial ownership of stock owned by all three entities. He is also a trustee of seven other trusts owning a total of 117,507 shares of Dow common stock as of January 31, 1995. He disclaims beneficial ownership of the shares in these seven trusts except 46,517 shares included in the table.

(c) Messrs. Falla, Lyons, Popoff and Stavropoulos are on the boards of Dow and MMD. As of January 31, 1995, a total of 196,865,790 shares of MMD stock was held directly or indirectly by Dow. Of those shares, 65,931,690 shares are held directly by Dow. Messrs. Popoff, Falla and Stavropoulos share voting power of those shares, but they, and all other Directors and officers, disclaim beneficial ownership of MMD shares owned by Dow. RH Acquisition Corp., a wholly owned subsidiary of Dow, owns 55,934,100 shares of MMD. Mr. J. P. Reinhard, an officer of Dow, shares voting power of those shares, but he, and all Directors and other officers of Dow, disclaim beneficial ownership of MMD shares owned by RH Acquisition Corp. 75,000,000 shares of MMD are owned by Dow Holdings Inc., a wholly owned subsidiary of Dow Financial Holdings Inc., which is wholly owned by Dow. Messrs. R. L. Kesseler and Reinhard, both officers of Dow, and Mr. Falla share voting power of those shares, but they, and all other Directors and officers of Dow, disclaim beneficial ownership of MMD shares owned by Dow Holdings Inc.

(d) Mr. Sosa is a member of the boards of Dow and Destec. As of January 31, 1995, he has shared voting power over 45,000,000 shares of Destec common stock owned by Dow. He, and all other Directors and officers of Dow, disclaim beneficial ownership of Destec shares owned by Dow.

(e) Mr. Lyons also beneficially owns 577 shares of MMD Series A Preferred Stock and rights to acquire beneficial ownership of 167,785 shares of MMD common stock through April 1, 1995.

(f) Messrs. Falla, Popoff and Stavropoulos also have rights to acquire 3,000 shares of MMD common stock through April 1, 1995.
_____________________________________________________________________________

                  			COMPENSATION OF DIRECTORS

Dow Directors who are also Dow employees are not paid any fees or compensation, as such, for being on the Board or on any Board committee.

Each Dow Director who is not a Dow employee receives an annual retainer of $32,000 for Board service and an attendance fee of $1,200 plus reasonable expenses for each Board meeting attended. In addition, such Directors receive $1,200 plus reasonable expenses for each Board committee meeting, special committee meeting and for each of the four scheduled quarterly Business Review meetings attended. The chairmen of the Audit Committee, the Committee on Directors and the Compensation Committee each receive an additional annual retainer of $6,000. In addition, any Director who serves on the Audit Committee or the Committee on Directors receives a $4,000 annual retainer. The chairmen of the Environmental, Health & Safety Committee; the Finance Committee; the Investment Policy Committee and the Public Interest Committee each receive an annual retainer of $3,000. Nonemployee Directors receive a one-time grant of 1,500 shares of the Company's common stock, and certificates representing those shares bear a legend with certain transfer restrictions specified by the Compensation Committee. In 1994, no such grants were made.

Dow has established a voluntary deferred compensation plan for nonemployee Directors. Under that plan, a nonemployee Director may elect, prior to the commencement of any Board year (from election or the Annual Meeting to the next Annual Meeting), to have all or a specified portion of his or her retainer and meeting fees credited to a deferred compensation account. At the election of the Director, this may be a cash account or an account in units based on the value of Dow common stock. Amounts credited to the Director's account will accrue interest either equivalent to 125 percent of the 120-month rolling average of the ten-year U.S. Treasury Note determined on September 30 of the preceding year, or equivalent to dividends on Dow common stock. Such deferred amounts will be paid in one to ten installments at the election of the Director commencing on July 15 following the Director's termination of Board membership, on the following July 15 or on July 15 of the calendar year following the Director's 70th birthday. If the Director remains on the Board beyond his or her 70th birthday, payments shall start on the July 15 following termination of Board membership.

Dow has also established a pension plan for nonemployee Directors. This plan is administered by the Compensation Committee. The plan's benefit formula computes each participant's benefit as 50 percent of his or her highest consecutive three-year average of annual totals of retainer and meeting fees earned, multiplied by years of creditable service, multiplied by a monthly (or annual) annuity factor. Creditable service is limited to ten years and minimum vesting service is five years. The benefit will be payable in monthly installments for a period equal to the number of months of service as a nonemployee Director of Dow, commencing the month following the Director's
retirement.   Annual payments of equal total value may be elected in lieu of monthly installments. In the event of a Director's death, any remaining benefit payments will be paid to the designated beneficiary.

The Company has established a stock option plan (the "Option Plan") for nonemployee Directors that provides for grants of ten-year non-qualified right-to-buy options for the purchase of Dow common stock. Such grants may be made once every five years, for the ten-year duration of the option plan.
The exercise price is the fair market value on the date of grant, and all options are subject to a three-year incremental vesting schedule. Size of the option grants is determined by a fixed formula based on the annual retainer amount and the price of Dow common stock, and grants are contingent upon the Director owning increasingly larger amounts of Dow stock. For the first Option Plan grant in 1994, options for the purchase of 1,550 shares were granted to participating nonemployee Directors who owned at least 1,500 shares of Dow common stock at the time of the grant. To be eligible to receive a second grant in five years, these Directors must at that time hold at least 2,000 shares of Dow common stock.
________________________________________________________________________________
Compensation Committee Interlock and Insider Participation -
W.S. Stavropoulos, a Director and executive officer of the Company, is a member of the Compensation Committee of Marion Merrell Dow Inc. ("MMD").
Mr. Lyons is a Director and executive officer of MMD and is a Director of Dow.

                   			      PENSION PLANS

Dow provides the Employees' Retirement Plan (the "Retirement Plan") for employees on its U.S. payroll and for the majority of employees of its wholly owned U.S. subsidiaries. Because it is a defined benefit plan, the amount of a retiree's pension is calculated using pay and years of service as an employee, rather than by the market value of the Retirement Plan's assets, as in defined contribution plans.

Upon normal retirement at age 65 (or as otherwise provided by the Retirement
Plan), a participant receives an annual pension from the Retirement Plan, subject to a statutory limitation. The annual pension is 1.6 percent of the employee's highest average credited compensation for any three consecutive years since 1961, multiplied by the employee's years of credited service up to 35 years, and multiplied by one-half of the credited years of service in excess of 35 years. The Retirement Plan contains a provision for an offset of the employee's primary Social Security benefit, calculated using the method specified in the Tax Reform Act of 1986.

Credited compensation for executive officers includes amounts listed in the Summary Compensation Table in the salary, bonus and deferred stock columns through December 31, 1993. Effective January 1, 1994, credited compensation for executive officers includes only base salary plus 75 percent of base salary.

The following table illustrates the annual pension benefits, including those from the Executives' Supplemental Plan payable to executive officers, calculated before the application of an offset of the employee's primary Social Security benefit. The benefits shown are single-life annuities for
participants who retire at age 65 under the Retirement Plan.   While a
single-life annuity provides a higher retiree benefit, pensions with survivorship provisions are elected by most participants.

                            				ANNUAL PENSION BENEFITS
Average Pay                         Years of Credited Service
For Pension    _______________________________________________________________________
Purposes       15 Yrs.  20 Yrs.  25 Yrs.  30 Yrs.  35 Yrs.   40 Yrs.   45 Yrs.
____________________________________________________________________________________
  600,000      144,000  192,000  240,000  288,000  336,000   360,000   384,000
  700,000      168,000  224,000  280,000  336,000  392,000   420,000   448,000
  800,000      192,000  256,000  320,000  384,000  448,000   480,000   512,000
  900,000      216,000  288,000  360,000  432,000  504,000   540,000   576,000
1,000,000      240,000  320,000  400,000  480,000  560,000   600,000   640,000
1,100,000      264,000  352,000  440,000  528,000  616,000   660,000   704,000
1,200,000      288,000  384,000  480,000  576,000  672,000   720,000   768,000
1,300,000      312,000  416,000  520,000  624,000  728,000   780,000   832,000
1,400,000      336,000  448,000  560,000  672,000  784,000   840,000   896,000
1,500,000      360,000  480,000  600,000  720,000  840,000   900,000   960,000
1,600,000      384,000  512,000  640,000  768,000  896,000   960,000 1,024,000
1,700,000      408,000  544,000  680,000  816,000  952,000 1,020,000 1,088,000

For the persons named in the Summary Compensation Table, the years of credited service and 1994 compensation covered by the pension plans as of December 31, 1994, are: Messrs. Popoff - 35.4 years, $1,636,257; Downey -
33.5 years, $673,311; Falla - 27.8 years, $778,743; Sosa - 30.4 years,
$778,743; and Stavropoulos - 27.6 years, $962,514. Mr. Butler participates in the Swiss Pension Plans, which have different terms than the U.S. Retirement Plan. His credited service as of December 31, 1994, was 31.25 years and his pensionable salary was 1,293,400 Swiss Francs (approximately $972,481).

                        			      SUMMARY COMPENSATION TABLE

					                                                      			       Long-Term Compensation
                                              							      _________________________________________
			            Annual Compensation                                 Awards                 Payouts
    		    __________________________________               ______________________      _____________
								                                                       Deferred/
                               						            Other         Restricted            Long-Term
                               						            Annual        Stock      Options/   Incentive   All Other
Name and                      Salary    Bonus  Compensation    Awards     SARs       Payouts     Compensation
Principal Positions    Year    ($)        ($)      ($)         ($) (a)  (# Shares)     ($)         ($)
_____________________________________________________________________________________________________________

F.P. POPOFF            1994  935,004     700,000      179          0   140,000 Shares  175,793 (d)  44,684 (e)
Chairman and Chief     1993  890,004     593,750        0          0   175,000 Shares  175,793 (d)  42,572
Executive Officer      1992  800,008           0        0          0   110,000 Shares  175,793 (d)  42,577

A.J. BUTLER            1994  632,607 (b)       0   30,577 (c)      0         0 Shares   89,700 (d) 116,016 (e)
Sr. V.P. and President 1993  465,000     250,000  131,967 (c)      0    65,000 Shares   89,700 (d) 282,983
of Dow Europe S.A.     1992  445,000           0  139,159 (c)      0    50,000 Shares   89,700 (d) 310,917
1/94 - 3/94.
Sr. Consultant 4/94
to date.

J.L. DOWNEY            1994  521,436 (b) 190,000       77          0    45,000 Shares   32,955 (d)   4,540 (e)
Sr. V.P. 1/94 - 6/94.  1993  385,008     228,125        0          0    55,000 Shares   32,955 (d)   6,350
Sr. Consultant 7/94    1992  352,508           0        0          0    35,000 Shares   32,955 (d)   4,928
to date.
Continues as Chairman
of DowBrands Inc. and
DowElanco.

E.C. FALLA            1994   444,996    300,000         7          0     65,000 Shares   64,838 (d) 42,540 (e)
Executive Vice        1993   420,000    250,000         0          0     75,000 Shares   64,838 (d) 38,951
President and Chief   1992   380,004          0         0          0     50,000 Shares   64,838 (d) 38,051
Financial Officer.

E.J. SOSA             1994   444,996    300,000       160          0     55,000 Shares   48,165 (d) 14,040 (e)
Sr. V.P. and          1993   420,000    250,000        25          0     65,000 Shares   48,165 (d)  5,572
President of          1992   327,508          0         0          0     40,000 Shares   48,165 (d)  4,577
Dow North America.

W.S. STAVROPOULOS     1994   550,008    350,000        89          0     75,000 Shares   46,605 (d) 44,040 (e)
President and Chief   1993   500,004    312,500        40          0     85,000 Shares   46,605 (d) 38,956
Operating Officer.    1992   400,008          0         0          0     50,000 Shares   46,605 (d) 30,114

(a) No grants of restricted stock or deferred stock were made during the reporting period 1992-94. The aggregate deferred stock holding and fair market value on 12/30/94 are: Messrs. Popoff - 6,750 shares, $451,406; Butler - 1,800 shares, $120,375; Downey - 4,441 shares, $297,025; Falla
     - 3,200 shares, $214,000; Sosa - 1,500 shares, $100,312; Stavropoulos -
     2,000 shares, $133,750. Shares are subject to acceleration of vesting upon a change of control of the Company. Market rate dividends are paid on shares of deferred stock.

     Mr. Butler was issued 24,000 shares of stock from stock options exercised during 1989; 8,171 shares of stock from stock options exercised during 1993; and 6,799 shares of stock from stock options exercised during 1994, all of which are irrevocably restricted as to transfer. The 12/30/94 value of these shares was $2,606,119.

(b) Represents deceleration salary as adopted by Board resolution of May 5, 1971, as amended. Deceleration salary is initiated at the time a Director ceases line responsibilities and begins service as a senior consultant to the Company. Directors are not eligible for bonuses under the policy for any period of time they are serving in a consultant role. Deceleration salary is comprised of a percentage of base salary plus bonus just prior to deceleration. During 1994, Mr. Butler served as a consultant for nine months and Mr. Downey served as a consultant for six months. Although 1994 salary as reported in the Summary Compensation Table appears to have increased significantly in comparison to 1993, there was a 0 percent increase in the base salary component for Mr. Butler and a 5.2 percent increase in the base salary component for Mr. Downey. Deceleration salary is reduced each year until the retirement of the Director.

(c) Dow's Foreign Service Allowance Program provides compensation to foreign service employees for taxes in excess of those that would be incurred in their base country.

(d) This column represents payouts from Dividend Unit awards granted in prior years.

(e)  Other compensation for 1994 is shown in the table below:

           	DETAILS OF ALL OTHER COMPENSATION FROM 1994 SUMMARY COMPENSATION TABLE

                                    					MMD                  Personal
                    Foreign    Deferred  and Destec Imputed   Excess             Total
               		   Service    Cash      Director   Income    Liability          All Other
               		   Allowances Interest  Fees       Life Ins. Insurance  401(k)  Compensation
Name                  ($)        ($)     ($)         ($)        ($)      ($)        ($)
________________________________________________________________________________________________________

F.P. Popoff             0       0       40,000       144       940      3,600     44,684

A.J. Butler       105,388       0            0     9,688       940          0    116,016

J.L. Downey             0       0            0         0       940      3,600      4,540

E.C. Falla              0       0       38,000         0       940      3,600     42,540

E.J. Sosa               0       0        9,500         0       940      3,600     14,040

W.S. Stavropoulos       0       0       39,500         0       940      3,600     44,040

                                  				 OPTION GRANTS IN 1994

                      		      Individual Grants
		                 _________________________________________

              		  Number of
		                Securities                                        Potential Realizable Value at Assumed
                  Underlying  Percent of Total  Exercise           Annual Rates of Stock Price Appreciation
              		  Options     Options Granted   or Base            For 10-Year Option Term (a)
              		  Granted     To Employees      Price   Expiration ________________________________________
Name               (#)        In Fiscal Year   ($/Share)   Date     0% ($)      5% ($)          10% ($)
____________________________________________________________________________________________________________
All Stockholders         N/A         N/A          N/A        N/A    0 (b) 11,267,001,099 (b) 28,435,764,679 (b)

All Optionees      2,625,150       100.0%    $65.0625    3/09/04    0 (c)    107,603,258 (c)    271,570,127 (c)

All Optionees'
Gain as % of All
Stockholders' Gain       N/A         N/A          N/A        N/A    N/A            1.0%               1.0%
______________________________________________________________________________________________________________

F.P. Popoff          140,000 (d)    5.3%     $65.0625     3/09/04     0        5,738,513         14,482,913
A.J. Butler                0
J.L. Downey           45,000 (d)    1.7%     $65.0625     3/09/04     0        1,844,522          4,655,222
E.C. Falla            65,000 (d)    2.5%     $65.0625     3/09/04     0        2,664,309          6,724,209
E.J. Sosa             55,000 (d)    2.1%     $65.0625     3/09/04     0        2,254,416          5,689,716
W.S. Stavropoulos     75,000 (d)    2.9%     $65.0625     3/09/04     0        3,074,203          7,758,703

[FN]
(a) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates established by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. An alternative formula for a grant date valuation was not used, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future events or other volatile factors.

(b) Calculations from the number of shares outstanding on March 9, 1994, the date of the option grants, at the exercise price of $65.0625 per share.

(c) No gain to the optionees is possible without an appreciation of the stock price, which will benefit all stockholders commensurately. A zero percent gain in stock price will result in zero dollars for the optionee.

(d) A single grant made on March 9, 1994, that is exercisable after March 8, 1995.

_____________________________________________________________________________

                        			AGGREGATED OPTION EXERCISES IN 1994
                       			AND DECEMBER 30, 1994 OPTION VALUES
             		   Number of                            Number of Securities
	                 Securities Underlying   Value   Underlying Unexercised Options  Value of Unexercised, In-the-
           	      Options Exercised      Realized         at 12/30/94 (#)         Money Options at 12/30/94 ($)
Name                    (#)                ($)    Exercisable    Unexercisable    Exercisable  Unexercisable
_______________________________________________________________________________________________________________
F.P. Popoff        35,000         1,374,482     642,000           140,000        7,918,179         253,750
A.J. Butler        25,000           468,750     210,079                 0        1,712,811               0
J.L. Downey        27,000           602,438     142,000            45,000        1,362,281          81,563
E.C. Falla         20,000           697,500     217,500            65,000        2,029,375         117,813
E.J. Sosa          12,773           443,574     208,727            55,000        2,632,057          99,688
W.S. Stavropoulos  10,775           372,636     248,725            75,000        3,135,428         135,938

12/30/94 Fair Market Value = $66.875

	               		 LONG-TERM INCENTIVE PLAN AWARDS IN 1994

	            						                                                  Estimated Future Payouts
                                           							              Under Nonstock Price Based Plans
                    		No. of Shares,  Performance or            _____________________________________
                    		Units or        Other Period until        Threshold       Target       Maximum
		Name                Other Rights    Maturation or Payout (a)  # Shares        # Shares     # Shares
_______________________________________________________________________________________________

F.P. Popoff               0                 -                          0            0             0

A.J. Butler               0                 -                          0            0             0

J.L. Downey               0                 -                          0            0             0

E.C. Falla            5,000           1995-97                          0        5,000         5,000

E.J. Sosa                 0                 -                          0            0             0

W.S. Stavropoulos         0                 -                          0            0             0

[FN]
(a) Payment is contingent upon Dow achieving a cumulative earnings per share
    (EPS) target for 1995 through 1997. The deferred stock grant will be made early in 1998 if the EPS goal is met. No grant will be made for cumulative EPS less than a threshold amount and the number of shares awarded will be prorated for cumulative EPS between the threshold and target EPS goal. Deferred shares granted from this long-term incentive program will be held on Company books until January 31 of the year following Mr. Falla's retirement. Dividend equivalents will be paid on any shares ultimately granted beginning in April 1998 through the postretirement delivery.

_______________________________________________________________________________

                 			    CERTAIN LEGAL PROCEEDINGS

The section entitled "Certain Legal Proceedings" is current as of March 13, 1995, the date of printing.

The Company and Corning Incorporated ("Corning") are each 50 percent shareholders in Dow Corning Corporation ("Dow Corning"). Dow Corning, and in many cases the Company and Corning as well, have been sued in a number of individual and class actions by plaintiffs seeking damages, punitive damages and injunctive relief in connection with injuries purportedly resulting from alleged defects in silicone breast implants. In addition, certain shareholders of the Company have filed separate consolidated class action complaints alleging that the Company, Dow Corning or some of their respective Directors violated duties imposed by the federal securities laws regarding disclosure of alleged defects in silicone breast implants. The Company and one of its former officers have also been sued in two separate class action complaints alleging that the defendants violated duties imposed by the federal securities laws regarding disclosure of information material to a reasonable investor's assessment of the magnitude of the Company's exposure to direct liability in silicone breast implant litigation. In a separate action, a Corning shareholder has sued certain Dow Corning Directors (including three current Company Directors and two former Company Directors) alleging breaches of state law duties relating to the manufacture and marketing of silicone breast implants and seeking to recover unquantified money damages derivatively on Corning's behalf.

Two separate derivative actions have been brought in the federal court, Southern District of New York, by Company shareholders purportedly on the Company's behalf. In Kas, et al. v. Butler, et al., two Company shareholders brought suit in 1992, naming as defendants all persons who were serving the Company as Directors on December 31, 1990, certain Dow Corning Directors, Dow Corning, Corning and certain Dow Corning officers, seeking derivatively on the Company's behalf unquantified money damages. In Rubinstein, et al. v. Ludington, et al., four Company shareholders brought suit in 1992, naming as defendants Dow Corning's Directors (Messrs. Falla, Popoff and Stavropoulos) who were also Company Directors and three former Company Directors, also seeking derivatively on the Company's behalf unquantified money damages. Plaintiffs in both cases subsequently made demands that the Company's Board bring suit on behalf of the Company. After the Board rejected those demands, the plaintiffs refiled their complaints alleging that the demands were wrongfully rejected.

It is impossible to predict the outcome of each of the above described legal actions. However, it is the opinion of the Company's management that the possibility that these actions will have a material adverse impact on the Company's consolidated financial statements is remote, subject to the effects described below.

In September 1993, Dow Corning announced the possibility of a global settlement concerning the silicone breast implant matter. In January 1994, Dow Corning announced a pretax charge of $640 million ($415 million after tax) for the fourth quarter of 1993. In January 1995, Dow Corning announced a pretax charge of $241 million ($152 million after tax) for the fourth quarter of 1994. These charges included Dow Corning's best estimate of its potential liability for breast implant litigation based on the Settlement Agreement (defined below); litigation and claims outside the Settlement Agreement; and provisions for legal, administrative and research costs related to breast implants. The charges for 1993 and 1994 included pretax amounts of $1,240 million and $441 million, respectively, less expected insurance recoveries of $600 million and $200 million, respectively. The 1993 amounts reported by Dow Corning were determined on a present value basis. On an undiscounted basis, the estimated liability above for 1993 was $2,300 million less expected insurance recoveries of $1,200 million. As a result of the Dow Corning actions, the Company recorded its 50 percent share of the charges, net of tax benefits available to the Company. The impact on the Company's net income was a charge of $192 million for 1993 and a charge of $70 million for 1994.

On March 23, 1994, Dow Corning, along with other defendants and representatives of breast implant litigation plaintiffs, signed a Breast Implant Litigation Settlement Agreement (the "Settlement Agreement"). The Settlement Agreement was approved by Dow Corning's Board of Directors on March 28, 1994. Under the Settlement Agreement, industry participants (the "Funding Participants") would contribute up to approximately $4.2 billion over a period of more than thirty years to establish several special purpose funds. The Company is not a Funding Participant and is not required to contribute to the settlement. The Settlement Agreement, if implemented, provides for a claims-based structured resolution of claims arising out of silicone breast implants and defines periods during which breast implant plaintiffs may "opt out" of the class subject to the settlement by electing not to settle their claims by way of the Settlement Agreement and instead continuing their individual breast implant litigation against manufacturers and other defendants, including the Company. In certain circumstances, if any defendant who is a Funding Participant considers the number of plaintiffs who have opted out and maintained lawsuits against such defendant to be excessive, such defendant may withdraw from participation in the Settlement Agreement. Pursuant to the Settlement Agreement, any plaintiff who participates in the settlement releases the Company from any breast implant related liability.

On April 1, 1994, the U.S. District Court for the Northern District of Alabama (the "Court") preliminarily approved the Settlement Agreement. A Court-supervised fairness review process of the Settlement Agreement was completed on August 22, 1994. The Settlement Agreement received final approval by the Court on September 1, 1994. The Court's final approval of the Settlement Agreement has been appealed to the U.S. Court of Appeals for the Eleventh Circuit.

Various preliminary estimates of the aggregate number of plaintiffs who have indicated an intent to opt out of the settlement (the "Opt Out Plaintiffs") have been made public. Dow Corning has reported that since July 1, 1994, many initial Opt Out Plaintiffs with claims against Dow Corning have rejoined the settlement. The Court is continuing to collect information relating to the number of Opt Out Plaintiffs. Dow Corning will continue to evaluate the nature and scope of the current or potential future claims of these Opt Out Plaintiffs. Opt Out Plaintiffs were able to rejoin the settlement until the March 1, 1995 date established by the Court.

The date by which Dow Corning was required to decide whether to remain as a participant in or to exercise the first of its options to withdraw from the Settlement Agreement was extended to September 9, 1994. On September 8, 1994, Dow Corning's Board of Directors approved Dow Corning's continued participation in the Settlement Agreement. Initial claims were required to be filed with the Court by September 16, 1994. After these claims and the supporting medical records have been evaluated by the Court for validity, eligibility, accuracy, and consistency, the Court will determine whether contributions to the settlement are sufficient to pay validated claims. The date by which this process will be completed is uncertain. If contributions are not sufficient, claimants with validated claims may have the ability to become Opt Out Plaintiffs during another specified period. In that event, if any defendant who is a Funding Participant considers the number of new Opt Out Plaintiffs to be excessive, such defendant may decide to exercise a second option to withdraw from participation in the Settlement Agreement. There can be no assurance that Dow Corning will not withdraw from participation in the Settlement Agreement.

Dow Corning has reported that, as additional facts and circumstances develop, the estimate of its potential liability may be revised, or provisions may be necessary to reflect any additional costs of resolving breast implant litigation and claims not covered by the settlement. Any future charge by Dow Corning resulting from a revision or provision, if required, could have a material adverse impact on the Company's net income for the period in which it is recorded by Dow Corning, but would not have a material adverse impact on the Company's consolidated cash flows or financial position.

As to breast implant product liability claims that continue to be asserted against Dow Corning (as opposed to the Company), any loss to the Company would be limited to the diminution in the value of the Company's investment in Dow Corning, which totaled $337 million as of December 31, 1994, that would be caused by charges taken against income by Dow Corning in connection with these claims. The Company believes that Dow Corning is defending these claims vigorously.

The Company is separately named as a defendant in a total of 12,395 breast implant product liability cases. In these situations, plaintiffs have alleged that the Company should be liable for Dow Corning's alleged torts based on the Company's 50 percent stock ownership in Dow Corning and that the

Company should be liable by virtue of alleged "direct participation" by the Company or its agents in Dow Corning's breast implant business. These latter, direct participation claims include counts sounding in fraud, aiding and abetting, conspiracy and negligence.

On December 1, 1993, Federal District Court Judge Sam C. Pointer, Jr., dismissed the Company from more than 3,000 (4,945 as of February 28, 1995) federal product liability cases involving silicone breast implants. The Opt Out Plaintiffs who have sued in federal courts are bound by this decision unless it is later vacated. Judge Pointer had been appointed by the Federal Judicial Panel on Multidistrict Litigation to oversee all of the silicone breast implant cases filed in the U.S. federal courts. In his ruling, Judge Pointer stated that the Company is a separate, independent company and has no legal responsibility for Dow Corning's breast implant business activities.
He further held that the Company is not liable for any actions allegedly taken independent of its role as a shareholder of Dow Corning. Judge Pointer stated that there was "no evidence" to indicate the Company "had any special knowledge about the alleged risks and hazards of silicone" or that the Company did anything improper. Judge Pointer also held that he would reconsider his ruling if new facts emerge or if the law changes in one or more states. Certain new facts have emerged since Judge Pointer's ruling. Plaintiffs have asked the Court to vacate its ruling based on those facts. The Company does not believe these facts are material and has asked that the Court's December 1, 1993 ruling be made final. In separate similar rulings, the Company has been dismissed from 4,076 cases brought in the state courts of California, Indiana, Michigan, New Jersey, New York and Pennsylvania as to all claims against it. The California ruling has been appealed. The Company remains a defendant in 3,374 product liability cases brought in state courts and continues to be named as a defendant as additional cases are filed in various courts.

On November 3, 1994, Judge Michael Schneider, presiding in the consolidated breast implant cases in Harris County, Texas, granted in part and denied in part the Company's motion for summary judgment. Judge Schneider granted the Company's motion as to (i) all claims based on the Company's status as a shareholder of Dow Corning, (ii) the claim that the Company was liable in negligence for failing to supervise Dow Corning, and (iii) the plaintiffs' licensor-licensee claim. Judge Schneider denied the Company's motion with regard to plaintiffs' claims sounding in fraud, aiding and abetting, conspiracy, certain negligence claims and a claim brought under the Texas Deceptive Trade Practices Act. As a result, the Company remains a defendant as to such claims in 2,331 cases pending in Harris County litigation. In those cases, the Company has filed cross-claims against Dow Corning on the ground that if the Company and Dow Corning are found jointly and severally liable, Dow Corning should bear appropriate responsibility for the injuries caused by its product. In addition, the Company has filed claims with its insurance carriers to recover in the event it is held liable in the Harris County (or any other) breast implant litigation.

The first of the Harris County cases went to trial in November 1994, and the jury returned a verdict on February 15, 1995. At the conclusion of the presentation of the evidence, plaintiffs voluntarily withdrew their fraud and Deceptive Trade Practices Act claims against the Company. The jury reached a verdict dismissing the Company from all liability with respect to one plaintiff. As to the second plaintiff, the jury found for the Company in plaintiff's conspiracy, concert of action and negligence counts. The jury also found the Company jointly and severally liable with Dow Corning in the amount of $5.23 million for having given Dow Corning "substantial encouragement or assistance" in marketing breast implants that had not been first adequately tested. The jury allocated the Company's responsibility for plaintiff's damages at 20%. The Company has filed a motion with Judge Schneider requesting a judgment notwithstanding the verdict and will appeal any unfavorable ruling. It is impossible to predict the outcome or to estimate the cost to the Company of resolving this action or any of the other cases in Harris County.

In an order dated December 1, 1994, Judge Frank Andrews, presiding in the consolidated breast implant cases in Dallas County, Texas, indicated that he had granted the Company's motion for summary judgment "on all causes of action other than conspiracy and strict liability as a component parts supplier." As a result, the Company remains a defendant as to such claims in 116 cases pending in Dallas County. It is impossible to predict the outcome or to estimate the cost to the Company of resolving these actions.

It is the opinion of the Company's management that the possibility that plaintiffs will prevail on the theory that the Company should be liable in the breast implant litigation because of its shareholder relationship with Dow Corning is remote. It is further the opinion of the Company's management that the possibility that a resolution of plaintiffs' direct participation claims would materially impact the Company's consolidated financial statements is remote.

The Company was informed by Dow Corning that it had received a request dated July 9, 1993, from the Boston Regional office of the Securities and Exchange Commission for certain documents and information related to silicone breast implants. The request states that the Boston Regional Office is conducting an informal investigation which "concerns Dow Corning, its subsidiary Dow Corning Wright (`DCW'), and parent corporations Dow Chemical Co. and Corning Inc."

                        			GENERAL INFORMATION

Dividend Reinvestment Program Shares and Dow Employees' Savings Plan Shares

If you are enrolled in the Dividend Reinvestment Program, the enclosed proxy form indicates the shares of common stock owned on the record date by you directly, plus all shares of common stock held for you in the Dividend Reinvestment Program. Society National Bank ("Society"), as your agent, will vote any shares of stock held in your Dividend Reinvestment Account.
If no specific instruction is given on an executed proxy, Society will vote as recommended by the Board of Directors.

Separate "Confidential Voting Instructions" forms are being sent to current or former Dow employees enrolled in either the Dow Hourly or Salaried Employees' Savings Plan, covering all shares of common and preferred stock held for you in the plan on the record date. Your executed proxy will provide voting instructions to Key Trust Company of Ohio, N.A. (formerly Society National Bank), custodian for the Plans' trustee. If not all the Savings Plans' voting instructions are returned, the custodian will vote all the shares of common stock for each Plan in the same proportion as the shares for which signed instructions are received.

Future Stockholder Proposals

If you wish to submit a proposal to be considered for inclusion in the proxy material for the next Annual Meeting, please send it to the Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674. Under the rules of the Securities and Exchange Commission, proposals must be received no later than November 22, 1995, to be eligible for inclusion in the 1996 Annual Meeting proxy statement.

Nominations for Director

The Committee on Directors will continue its long-standing practice of accepting shareholders' suggestions on candidates to consider as potential Board members, as part of the Committee's periodic review of the size and composition of the Board and its Committees. Such recommendations may be sent to the Committee on Directors through the Company Secretary at The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.

Under the Company's Bylaws, stockholders wishing to formally nominate a person for election as a Director must notify the Secretary of the Company at the address above in writing not less than 90 days before the Annual Meeting. Such notices must comply with the provisions set forth in the Bylaws. A copy of the relevant provisions in the Bylaws will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Secretary, at the address above.

Report to Stockholders

The Dow annual report, including financial statements, is mailed to all stockholders, unless instructions have been given to eliminate duplicate mailings of the annual report to a single household. A copy of Dow's annual report on Form 10-K filed with the Securities and Exchange Commission will be sent without charge to any stockholder who requests it in writing. Such requests should be addressed to the Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.

Other Matters

The Board does not intend to present any business at the meeting not described in this proxy statement. If any other proposal should be presented at the meeting, and it is a matter that can properly come before the meeting, the representatives of the Board named in the enclosed proxy form intend to vote your proxy in accordance with their best judgment.


						    /s/ Donna J. Roberts
Midland, Michigan                                       Donna J. Roberts
March 22, 1995                                          Secretary

			       APPENDIX

List Of Photos Of Directors and Omitted Graphics


Photo 1   Photograph of Enrique C. Falla

Photo 2   Photograph of Fred W. Lyons, Jr.

Photo 3   Photograph of Frank P. Popoff

Photo 4   Photograph of Enrique J. Sosa

Photo 5   Photograph of William S. Stavropoulos

Photo 6   Photograph of Jacqueline K. Barton

Photo 7   Photograph of Andrew J. Butler

Photo 8   Photograph of David T. Buzzelli

Photo 9   Photograph of Fred P. Corson

Photo 10  Photograph of Willie D. Davis

Photo 11  Photograph of Michael L. Dow

Photo 12  Photograph of Joseph L. Downey

Photo 13  Photograph of Barbara Hackman Franklin

Photo 14  Photograph of William J. Neely

Photo 15  Photograph of Harold T. Shapiro

Photo 16  Photograph of Paul G. Stern

PERFORMANCE GRAPHS - Values provided for EDGAR only but shareholders given
              		     line graph.

A.  Five-Year Cumulative Total Return

B.  Ten-Year Cumulative Total Return

The Dow Chemical Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Enrique C. Falla, Barbara Hackman Franklin and Paul G. Stern, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, Midland, Michigan, on Thursday, May 11, 1995, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED BELOW, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE - NO BOXES NEED TO BE CHECKED.

You may specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. In either case, be sure to sign and date this form before returning in the enclosed envelope.

PROXY VOTING FORM

THE DOW CHEMICAL COMPANY

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all the Candidates listed and FOR Agenda Item 2. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2:

PLEASE MARK ALL CHOICES LIKE THIS     X

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

FOR                     __________            WITHHOLD        __________
all candidates                                for all Candidates.
(except as marked
to the contrary on the far right).

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL CANDIDATE(S), PRINT THE NAME(S) ON THE LINE BELOW:

_________________________________________________________________


Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

FOR                     AGAINST                         ABSTAIN

_____                   _______                         ________

Signature _______________________  Date  ___________________

Signature _______________________  Date  ___________________

Please sign exactly as name(s) appear(s) to the left. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If you have any comments, please write to Donna J. Roberts, Secretary, The Dow Chemical Company, 2030 Dow Center, Midland, MI 48674.

March 22, 1995

ADDRESS LINE
ADDRESS LINE
ADDRESS LINE
ADDRESS LINE

Dear Dow Stockholder:

You are cordially invited to attend the 98th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 11, 1995, at
2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting includes a report on Company operations as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the meeting in person. Whether or not you plan to attend, you can be sure your shares are voted at the meeting as you instruct by promptly completing the confidential voting form below and returning it in the enclosed envelope. Directions for completing the form are on the reverse side.

A ticket is required for admission to the Annual Meeting. Your ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the proxy voting form below to validate your ticket to indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Cordially,

/s/Donna J. Roberts

Donna J. Roberts
Secretary

SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.

PROXY VOTING FORM

THE DOW CHEMICAL COMPANY

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all the Candidates listed and FOR Agenda Item 2. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2:

PLEASE MARK ALL CHOICES LIKE THIS     X

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

FOR                     __________            WITHHOLD        __________
all candidates                                for all Candidates.
(except as marked to the
contrary on the far right).

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL CANDIDATE(S) PRINT THE NAME(S) ON THE LINE BELOW:
_________________________________________________________________

Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

FOR                     AGAINST                         ABSTAIN
_____                   _______                         ________

Check here to validate your ticket if you plan to attend the Annual
Meeting. _____

Change of address and/or comments on the reverse side.  _____

Signature _______________________  Date  ___________________

Signature _______________________  Date  ___________________

Please sign exactly as name(s) appear(s) to the right. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

The Dow Chemical Company

1995 ANNUAL MEETING OF STOCKHOLDERS

Midland Center for the Arts
1801 West St. Andrews at Eastman Avenue
Midland, Michigan
May 11, 1995
2 p.m.

ADMITTANCE TICKET

This ticket entitles the stockholder(s) listed on the reverse side to attend the 1995 Dow Annual Meeting of Stockholders.

This ticket is not transferable.

Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the Meeting.
Hearing amplification devices will be available.

1995 ANNUAL MEETING OF STOCKHOLDERS

The Dow Chemical Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Enrique C. Falla, Barbara Hackman Franklin and Paul G. Stern, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, Midland, Michigan, on Thursday, May 11, 1995, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS AS LISTED BELOW, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED.

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

You may specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any voting boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your shares unless you sign, date and return this card.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this proxy form in the enclosed envelope to the tabulating agent, ADP Proxy Services, P.O. Box 9116, Farmingdale, NY 11735.

Change of Address or Comments
__________________________________________________________
__________________________________________________________
__________________________________________________________

Please check the box on the other side if you have written any comments or a change of address above.

Sign and date on other side.

April 21, 1995

ADDRESS LINE
ADDRESS LINE
ADDRESS LINE
ADDRESS LINE

Dear Dow Stockholder:

We have not yet received your proxy voting form for the Annual Meeting of Stockholders of The Dow Chemical Company to be held on Thursday, May 11, 1995. The duplicate proxy below is being sent to you in case you have misplaced the original. We urge you to execute either the original or this duplicate and to return it promptly in the enclosed envelope.

A ticket is required for admission to the Annual Meeting. Your ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the proxy voting form below to validate your ticket to indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

We want to be sure every stockholder has the opportunity to be represented at the meeting. We appreciate your cooperation.

Cordially,

/s/Donna J. Roberts

Donna J. Roberts
Secretary

SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.

PROXY VOTING FORM

THE DOW CHEMICAL COMPANY

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR the election of all the Candidates listed and FOR Agenda Item 2. The proxies are authorized to vote in accordance with their discretion on such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournments thereof.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2:

PLEASE MARK ALL CHOICES LIKE THIS     X

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

FOR                     __________            WITHHOLD        __________
all candidates                                for all Candidates.
(except as marked to the
contrary on the far right).

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL CANDIDATE(S) PRINT THE NAME
(S) ON THE LINE BELOW:
_________________________________________________________________

Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

FOR                     AGAINST                         ABSTAIN
_____                   _______                         ________

Check here to validate your ticket if you plan to attend the Annual
Meeting.  _____

Change of address and/or comments on the reverse side.  _____

Signature _______________________  Date  ___________________

Signature _______________________  Date  ___________________

Please sign exactly as name(s) appear(s) to the right. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

The Dow Chemical Company

1995 ANNUAL MEETING OF STOCKHOLDERS

Midland Center for the Arts
1801 West St. Andrews at Eastman Avenue
Midland, Michigan
May 11, 1995
2 p.m.

ADMITTANCE TICKET

This ticket entitles the stockholder(s) listed on the reverse side to attend the 1995 Dow Annual Meeting of Stockholders.

This ticket is not transferable.

Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the Meeting.
Hearing amplification devices will be available.

1995 ANNUAL MEETING OF STOCKHOLDERS

The Dow Chemical Company

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Enrique C. Falla, Barbara Hackman Franklin and Paul G. Stern, jointly and severally, proxies, with full power of substitution, to vote all the shares of common stock of THE DOW CHEMICAL COMPANY that the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the Midland Center for the Arts, Midland, Michigan, on Thursday, May 11, 1995, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting.

SUCH PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS AS LISTED BELOW, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED.

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

You may specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any voting boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy
Committee cannot vote your shares unless you sign, date and return this card.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this proxy form in the enclosed envelope to the tabulating agent, ADP Proxy Services, P.O. Box 9116, Farmingdale, NY 11735.

Change of Address or Comments
__________________________________________________________
__________________________________________________________
__________________________________________________________

Please check the box on the other side if you have written any comments or a change of address above.

Sign and date on other side.

March 22, 1995

ADDRESS LINE
ADDRESS LINE
ADDRESS LINE
ADDRESS LINE

Dear  Dow Stockholder:

You are cordially invited to attend the 98th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 11, 1995, at
2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting includes a report on Company operations as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the meeting in person. Whether or not you plan to attend, you can be sure your Employees' Savings Plan shares are voted at the meeting as you instruct by promptly completing the confidential voting instruction form below and returning it in the enclosed envelope. Your vote will be seen only by authorized personnel of Key Trust Company of Ohio, N.A. (formerly Society National Bank), and its agents. For additional information on the voting of shares in this Plan, see the reverse side and the accompanying proxy statement.

A ticket is required for admission to the Annual Meeting. Your ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the voting instruction form below to validate your ticket to indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Cordially,

/s/

Donna J. Roberts
Secretary

SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.

VOTING INSTRUCTION FORM

THE DOW CHEMICAL COMPANY

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2:

PLEASE MARK ALL CHOICES LIKE THIS     X

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

FOR                     __________           WITHHOLD        __________
all candidates                               for all Candidates.
(except as marked to the
contrary on the far right).

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL CANDIDATE(S) PRINT THE NAME(S) ON THE LINE BELOW:
_________________________________________________________________

Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

FOR                     AGAINST                         ABSTAIN
_____                   _______                         ________

Check here to validate your ticket if you plan to attend the Annual
Meeting.  _____

Change of address and/or comments on the reverse side.  _____

Signature _______________________  Date  ___________________

The Dow Chemical Company

1995 ANNUAL MEETING OF STOCKHOLDERS

Midland Center for the Arts
1801 West St. Andrews  at Eastman Avenue
Midland, Michigan
May 11, 1995
2 p.m.

ADMITTANCE TICKET

This ticket entitles the stockholder(s) listed on the reverse side to attend the 1995 Dow Annual Meeting of Stockholders.

This ticket is not transferable.

Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the Meeting.
Hearing amplification devices will be available.

1995 ANNUAL MEETING OF STOCKHOLDERS
The Dow Chemical Company

CONFIDENTIAL VOTING INSTRUCTIONS
TO:  KEY TRUST COMPANY OF OHIO, N.A. ("KEY TRUST")
AS AGENT FOR THE TRUSTEE UNDER THE DOW HOURLY EMPLOYEES' SAVINGS PLAN

The undersigned hereby directs Key Trust to vote all shares of common stock of THE DOW CHEMICAL COMPANY credited to the undersigned's account in the Hourly Employees' Savings Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on May 11, 1995, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. The Company has instructed Key Trust and its agents not to disclose to anyone associated with Dow how individuals in this Plan have voted.

KEY TRUST IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, KEY TRUST SHALL VOTE ALL COMMON SHARES IN THE ACCOUNTS OF PLAN MEMBERS WHO FAIL TO SIGN AND RETURN THESE INSTRUCTIONS IN THE SAME PROPORTION AS THE SHARES IN THE ACCOUNTS OF MEMBERS WHO HAVE DIRECTED IT.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this confidential voting form in the enclosed envelope to the Plan's tabulating agent, ADP Proxy Services, P.O. Box 9116, Farmingdale, NY 11735. Additional information concerning the voting of shares held in accounts under this Plan appears in the accompanying proxy statement.

Change of Address or Comments
__________________________________________________________
__________________________________________________________
__________________________________________________________

Please check the box on the other side if you have written any comments or a change of address above.

Sign and date on other side.

March 22, 1995

ADDRESS LINE
ADDRESS LINE
ADDRESS LINE
ADDRESS LINE

Dear  Dow Stockholder:

You are cordially invited to attend the 98th Annual Meeting of Stockholders of The Dow Chemical Company. It will be held on Thursday, May 11, 1995, at
2 p.m., at the Midland Center for the Arts, 1801 West St. Andrews, Midland, Michigan. The Annual Meeting includes a report on Company operations as well as votes on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on other business matters properly brought before the meeting.

We hope that you will be able to come to the meeting in person. Whether or not you plan to attend, you can be sure your Employees' Savings Plan shares are voted at the meeting as you instruct by promptly completing the confidential voting instruction form below and returning it in the enclosed envelope. Your vote will be seen only by authorized personnel of Key Trust Company of Ohio, N.A. (formerly Society National Bank), and its agents. For additional information on the voting of shares in this Plan, see the reverse side and the accompanying proxy statement.

A ticket is required for admission to the Annual Meeting. Your ticket is on the reverse side of this letter. To attend the Annual Meeting, you need only check the box on the voting instruction form below to validate your ticket to indicate you plan to attend. Please keep the ticket, bring it with you to the Annual Meeting and present it at the door.

Cordially,

/s/Donna J. Roberts

Donna J. Roberts
Secretary

SEE DIRECTIONS FOR COMPLETION ON THE REVERSE SIDE.

VOTING INSTRUCTION FORM

THE DOW CHEMICAL COMPANY

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AGENDA ITEMS 1 AND 2:

PLEASE MARK ALL CHOICES LIKE THIS     X

Agenda Item 1: The election of five Directors: Enrique C. Falla; Fred W. Lyons, Jr.; Frank P. Popoff; Enrique J. Sosa; William S. Stavropoulos.

FOR                     __________             WITHHOLD        __________
all candidates                                 for all Candidates.
(except as marked to the
contrary on the far right).

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL CANDIDATE(S) PRINT THE NAME(S) ON THE LINE BELOW:
_________________________________________________________________

Agenda Item 2: Ratification of the selection of Deloitte and Touche LLP as Dow's independent auditors for 1995.

FOR                     AGAINST                         ABSTAIN
_____                   _______                         ________

Check here to validate your ticket if you plan to attend the Annual
Meeting.  _____

Change of address and/or comments on the reverse side.  _____

Signature _______________________  Date  ___________________

The Dow Chemical Company

1995 ANNUAL MEETING OF STOCKHOLDERS

Midland Center for the Arts
1801 West St. Andrews at Eastman Avenue
Midland, Michigan
May 11, 1995
2 p.m.

ADMITTANCE TICKET

This ticket entitles the stockholder(s) listed on the reverse side to attend the 1995 Dow Annual Meeting of Stockholders.

This ticket is not transferable.

Doors will open at 12:30 p.m.

Cameras and recording devices are not permitted at the Meeting.
Hearing amplification devices will be available.

1995 ANNUAL MEETING OF STOCKHOLDERS

The Dow Chemical Company

CONFIDENTIAL VOTING INSTRUCTIONS
TO:  KEY TRUST COMPANY OF OHIO, N.A. ("KEY TRUST")
AS AGENT FOR THE TRUSTEE UNDER THE DOW SALARIED EMPLOYEES' SAVINGS PLAN

The undersigned hereby directs Key Trust to vote all shares of common and preferred stock of THE DOW CHEMICAL COMPANY credited to the undersigned's account in the Salaried Employees' Savings Plan (the "Plan") as of the record date for the Annual Meeting of Stockholders of The Dow Chemical Company to be held at the Midland Center for the Arts, Midland, Michigan, on May 11, 1995, at 2 p.m., and at any adjournment thereof, on the following matters and upon such other business as may properly come before the meeting. The Company has instructed Key Trust and its agents not to disclose to anyone associated with Dow how individuals in this Plan have voted.

KEY TRUST IS DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE, OR IF NO SPECIFICATION IS MADE, FOR THE ELECTION OF FIVE DIRECTORS, FOR AGENDA ITEM 2 AND TO VOTE IN ACCORDANCE WITH ITS DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ON THE REVERSE SIDE - NO VOTING BOXES NEED TO BE CHECKED. IN ACCORDANCE WITH THE TERMS OF THE PLAN, KEY TRUST SHALL VOTE ALL COMMON SHARES IN THE ACCOUNTS OF PLAN MEMBERS WHO FAIL TO SIGN AND RETURN THESE INSTRUCTIONS IN THE SAME PROPORTION AS THE SHARES IN THE ACCOUNTS OF MEMBERS WHO HAVE DIRECTED IT.

Remember to check the box to validate your ticket if you plan to attend the Annual Meeting.

Please sign, date and promptly return this confidential voting form in the enclosed envelope to the Plan's tabulating agent, ADP Proxy Services, P.O. Box 9116, Farmingdale, NY 11735. Additional information concerning the voting of shares held in accounts under this Plan appears in the accompanying proxy statement.

Change of Address or Comments
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Please check the box on the other side if you have written any comments or a change of address above.

Sign and date on other side.